UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2008

SMART MOVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32951	54-2189769
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5990 Greenwood Plaza Blvd. #390 Greenwood Village, CO	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 488-0204

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In many but not all cases you can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negative of these terms or other similar expressions.  These forward-looking statements include statements regarding the company’s expectations, beliefs, or intentions about the future, and are based on information available to the company at this time. Smart Move assumes no obligation to update any of these statements and specifically declines any obligation to update or correct any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Such forward-looking statements involve a number of risks and uncertainties that may significantly affect our liquidity and results in the future and, accordingly, actual results may differ materially from those expressed in any forward-looking statements. Such risks and uncertainties include, but are not limited to, those related to effects of competition, leverage and debt service financing and refinancing efforts, general economic conditions, changes in laws or regulations and risks related to development activities as described in the company’s periodic reports, including its annual report filed on Form 10-KSB for the year ended December 31, 2007 and its quarterly report on Form 10-Q for the three month period ended March 31, 2008.

Item 1.01. Entry into a Material Definitive Agreement

On July 28, 2008, Smart Move, Inc. (the “Company”) entered into the material agreement described in Item 3.02, below agreeing to sell restricted securities and to issue a warrant to purchase common stock to an accredited individual investor that is not an officer or director of the Company but is considered a related person. The intended purchase of securities by this individual under the terms of an Equity Investment Commitment and Agreement for Conversion of Debt to Equity was separately reviewed and approved by the Audit Committee of the Company’s Board of Directors described in Item 3.02. The arrangements are subject to further definitive implementing agreements and any requirements of the American Stock Exchange in connection with the Company’s listing of its securities and in connection with its plan filed with the American Stock Exchange to restore compliance under Section 1003(a)(iv) of the AMEX Company Guide.

Item 2.03.  Creation of a Direct Financial Obligation

On July 28, 2008, the Company entered into agreements that result in the termination of certain material direct financial obligations as a result of the conversion of indebtedness to equity as more fully described in Item 3.02 below.

Item 3.02.  Unregistered Sales of Securities

On July 28, 2008, the Company entered into an Equity Investment Commitment and Agreement for Conversion of Debt with Thomas P. Grainger (collectively referred to in this Item 3.02 as the “Purchaser”). A copy of the Equity Investment Commitment and Agreement for Conversion of Debt to Equity is attached hereto as Exhibit 4.1.

Effective July 28, 2008, Smart Move, Inc. received a signed commitment letter from Thomas P. Grainger, a shareholder who is not an officer or director of the Company, but who is deemed a related person because of his beneficial ownership of the Company’s voting securities with respect to a transaction involving a new equity investment and the concurrent conversion of certain existing debt held by Mr. Grainger to equity on terms set out in the form of Equity Investment Commitment and Agreement for Conversion of Debt to Equity attached to this Current Report on Form 8-K as Exhibit 4.1.

In accordance with rules of the American Stock Exchange, the Audit Committee of the Board of Directors of Smart Move, Inc. reviewed the terms of the proposed transaction with a related person to determine whether the arrangements would be consistent with the best interests of the Company and its stockholders. Based upon the transaction terms described in the commitment letter, which include obtaining approval by the American Stock Exchange of the issuance of restricted shares to be purchased or acquired upon conversion of indebtedness or the exercise of an additional warrant to purchase restricted shares contemplated by the transaction terms under AMEX’s listing rules and in connection with the plan submitted by the Company to AMEX to restore compliance under Section 1003(a)(iv) of the AMEX Company Guide, the Committee concluded that the transaction terms proposed are fair and reasonable under all of the circumstances, and are in, or not inconsistent with, the best interests of the Company and its stockholders, and are no less favorable to the Company than terms that would be obtainable at the current time for a comparable transaction in arms’ length dealings negotiated in good faith with unrelated third parties. The definitive warrant terms will include appropriate provisions confirming the purchaser’s passive investment intent and to ensure no change of control could be triggered by exercise of purchase rights under the warrant.

The basic terms of the transaction include that:

(i)	the purchaser would commit to provide new cash funding to the Company of $750,000 by means of the purchase of an aggregate 2,343,750 restricted shares of the Company’s common stock at $0.32 per share (the “Transaction Share Price”);

(ii)	the purchaser would also agree to convert an existing 7% Unsecured Convertible Note due September 2, 2010, in the face amount of $540,000 and an existing 12% Unsecured Convertible Note due January 22, 2009, in the face amount of $200,000 (both of which currently are owned and held by the purchaser);

(iii)	all committed shares would be purchased within approximately 30 days. The shares would be restricted shares and bear a legend that they may only be sold pursuant to Rule 144;

(iv)	the purchaser would be granted a new 5 year common stock purchase warrant covering a number of shares equal to 150% of the shares committed to be purchased pursuant to the commitment letter at an exercise price of $0.40 cents per share, subject to exercise requirements including certification of accredited and passive investor status;

(v)	in addition to restricted shares of common stock being acquired by the purchaser’s new cash purchase, the entire principal balance owing under the purchaser’s existing $540,000 convertible note due September 2, 2010, and the purchaser’s existing $200,000 convertible note due January 22, 2009, would be converted into shares of restricted common stock at the Transaction Share Price, which is less than the $0.80 conversion price applicable under the $540,000 Note being converted, and less than the $0.75 conversion price applicable under the $200,000 note being converted. The shares issuable as a result of the agreed conversion of debt to equity described above would also be issued as restricted shares and bear a legend that they may only be sold pursuant to all requirements of Rule 144;

(vi)	The transaction terms are subject to any requirements and conditions that the American Stock Exchange may impose pursuant to its additional listing requirements, including any conditions of approval of the Company’s plan to restore compliance with AMEX listing standards.

(vii)	Proceeds from the sale of the restricted shares will be used for general corporate purposes. A broker dealer that is a member of FINRA would receive a commission in connection with the transaction.

Item 9.01.  Financial Statements and Exhibits.

 (d) Exhibits:

EX 4.1- Equity Investment Commitment and Agreement for Conversion of Debt to Equity

 Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

SMART MOVE, INC.

By: /s/ Edward Johnson
Date: August 1, 2008	Chief Financial Officer